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                                                                   Exhibit 10.26

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk ("[****]") to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

                                        NUMBER 267 OF THE ROLE OF DEEDS FOR 2006

                 AMENDMENT TO THE MASTER JOINT VENTURE AGREEMENT

Q-Cells AG, Guardianstrasse 16, 06766 Thalheim, registered with the commercial register of the local court of Stendal under HRB 16621 (hereinafter also "Q-CELLS"), Evergreen Solar, Inc. with registered office at 138 Bartlett Street, Marlboro, Massachusetts 01752, USA, a company duly organised and existing under the laws of the state of Delaware, USA, (hereinafter also "EVERGREEN SOLAR, INC."), Renewable Energy Corporation ASA, with registered office in Veritasveien 14, 1323 Hovik, Norway, a company duly organised and existing under the laws of Norway (hereinafter also "REC"),REC Solar Grade Silicon LLC, with registered office at 3322 Road "N" N.E. Moses Lake, WA 98837 USA, (hereinafter also "REC SOLAR GRADE SILICON") and EverQ GmbH, Sonnenallee 14 -18, 06766 Thalheim, registered with the commercial register of the local court of Stendal under HRB 4769 (hereinafter also "EVERQ") agree that REC has fulfilled its obligations under Section 3.4 of the Master Joint Venture Agreement contained in the reference deed 287/2005 (the "MASTER JOINT VENTURE AGREEMENT").

By increasing their respective ownership in EverQ to 33.33% each, Q-Cells and REC are exercising the options granted to them under Section 3.5 (c) and 3.5 (d) of the Master Joint Venture Agreement, respectively.

Against that backdrop, the Master Joint Venture Agreement is hereby amended as follows (Sections and Articles refer to the corresponding Section / Article in the Master Joint Venture Agreement):

1.   In Section 1.2, the following definitions are cancelled:

     "Fair Market Price"

     "Grant Impunity Notice"

     "Q Preferential Offer"

     [****]

     "REC Option"

     "REC Option Exercise Letter"

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                                       -2-


     "REC Offer Date"

     [****]

2.   In Section 1.2, the following definition is reworded as follows:

     "SECOND REC SUPPLY AGREEMENT" shall mean the supply agreement between REC Solar Grade Silicon LLC and EverQ dated September 29, 2006.

3.   Section 2.2 is hereby cancelled.

4.   Section 3.4 is hereby cancelled. The numbers of the remaining sections of
     Article III. shall remain unaffected.

5.   Section 3.5 shall be reworded as follows:

          "3.5. Further Capacity Expansions and Additional Financing.

               (a) It is the intent of the Parties that EverQ shall have an initial capacity to manufacture 30 MW per year (the "INITIAL CAPACITY"). The Parties shall use reasonable best efforts to cause EverQ to achieve the Initial Capacity as soon as practicable. It is also the intent of the Parties that EverQ shall, if economically viable, expand its manufacturing capacity to approximately 300 MW (the "CAPACITY EXPANSION"). Without limiting the foregoing, each of the Parties shall, and shall cause EverQ to approve the Capacity Expansion, if economically viable, and commence substantial activities in furtherance of the Capacity Expansion following September 29, 2006. To that date, approximately [****] of the Capacity Expansion has been approved by the Parties and commenced.

               (b) A majority of the Supervisory Board which includes at least one Director designated by each of not less than two of the Parties to this Agreement shall have the ability to approve a Capacity Expansion following a determination by such majority of the Supervisory Board that the Capacity Expansion is in the best interest of EverQ.

               (c) Compensation for Grant Repayment Obligations. If EverQ is required to repay all or part of the Government Investment Grant, the following will occur:

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                                       -3-


                    (i) E, Q and REC will loan EverQ the amount to be repaid and EverQ will repay the part of the Government Investment Grant to the appropriate government authorities.

                    (ii) The loan will be at [****]

                    (iii) The loan will be made by the Parties in proportion to the shareholdings in EverQ and will be adjusted accordingly as such shareholdings change.

               (d) EverQ Debt. E and Q have provided guarantees to the EverQ banks. REC shall provide either corresponding guarantees or a shareholder loan equal to 1/3 of the guarantee debt of EverQ. If such guarantees are executed by the respective banks, the guaranteeing Parties shall share the burden pro rata to their shareholding in EverQ at the time of such execution.

               (e) No Additional Obligation. No Party shall be required to provide loan financing, equity contributions or any form of guarantee or credit support for repayment for any funding obtained by EverQ, above the obligations described in Section 3.5 (c) and 3.5 (d). For the avoidance of doubt, the Capacity Expansion referenced in Section 3.5 (a) does not oblige any Party to provide additional funding to EverQ. Additionally, for the avoidance of doubt, in each capital increase (including any issuance of any instruments convertible into shares), all Parties shall be entitled to subscribe to new shares (or any instruments convertible into shares) at the same price and terms and pro rata to their shareholdings in EverQ at such time."

6.   Section 3.6 shall be reworded as follows:

          "3.6 Directors

     EverQ shall have three (3) Directors. Any Party holding an ownership interest of more than [****] % in EverQ shall have the right to appoint one
     (1) Director. As long as Evergreen is entitled to nominate one Director, the Director nominated by Evergreen shall be elected as Chairman of the Supervisory Board. Each Party shall cause each Director appointed by it to perform his duties as a Director fully in compliance with the terms of this Agreement and the Articles of Association. None of the Parties shall be excused from the performance of this Agreement on account of the failure to control such Director nominated and appointed by it."

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                                       -4-


7.   Section 4.1 shall be reworded as follows:

          "4.1 Restrictions on Transfer; Exceptions.

     Each of the Parties agrees that it shall not, either directly or indirectly, sell, transfer or dispose of ("TRANSFER") any Shares during the term of this Agreement, without complying with the terms of this ARTICLE 4; provided, however, that the foregoing restrictions shall not apply to Transfers of shares or other equity interests of EverQ (i) by any Party to any Affiliate of such Party or (ii) from any Affiliate of such Party to such Party or to any Affiliate of such Party, provided always that the transferring Party remains, and the transferee of such transferred Shares or equity interests agrees in the appropriate form to be, bound by the terms of this Agreement to the same extent that the original Parties are bound thereby. For the avoidance of doubt, a Change of Control in a Party does not trigger the other Parties' right of first refusal under this
     SECTION 4.1."

8.   The following sentence shall be added as new Section 5.6 (d):

     "(d) EverQ shall be entitled to enforce any agreement to which it is a party unless such agreement is terminated in accordance with its terms or this Article V."

The Amendments of the Master Joint Venture Agreement are entered into under the conditions precedent that (i) the share capital in EverQ is increased to Euro [****], (ii) that such capital increase is registered with the commercial register, and (iii) that after registration of such capital increase, Evergreen Solar, Inc., Q-Cells and REC hold shares in a total amount of Euro [****] each.


EVERGREEN SOLAR, INC.                   RENEWABLE ENERGY CORPORATION ASA

BY: /s/ Phillipp von Alvensleben        BY: /s/ Saskia Au

NAME:                                   NAME:

TITLE:                                  TITLE:



REC SOLAR GRADE SILICON LLC             EVERQ GMBH

BY: /s/ Saskia Au                       BY: /s/ Michael Naschke

NAME:                                   NAME:

TITLE:                                  TITLE:



Q-CELLS AG

BY: /s/ Kathrin von Pochhammer

NAME:

TITLE: